Exhibit 99.1

PROXY

VALLEY COMMUNITY BANCSHARES, INC.

SPECIAL MEETING OF SHAREHOLDERS

to be held                  , 2013

THIS REVOCABLE PROXY

IS SOLICITED BY THE BOARD OF DIRECTORS

OF VALLEY COMMUNITY BANCSHARES, INC.

The undersigned shareholder of Valley Community Bancshares, Inc., a Washington corporation and bank holding company (the “Company”) hereby appoints              and             , each in their individual capacity to serve as proxy. Such proxy will have full power to act, with full power of substitution and revocation as the proxy of the undersigned all shares of common stock of the Company at the special meeting to be held at             ,              Washington on             , 2013 at                   m local time and any adjournments or postponements thereof, and to vote all of the shares of common stock, $1.00 par value per share, that the undersigned would be entitled to vote if personally present upon the following items and to vote according to their discretion on any other matter which may properly be presented for action at said meeting or any adjournment or postponement thereof:

1. Approval of Agreement and Plan of Merger. The approval of the Agreement and Plan of Merger dated as of March 11, 2013, between Heritage Financial Corporation and Valley Community Bancshares, Inc. (the “Merger Agreement”).

☐     FOR             ☐     AGAINST             ☐     ABSTAIN

2. Approval of Proposal to Adjourn Special Meeting. A proposal to approve one or more adjournments of the special meeting of the shareholders of the Company, if necessary or appropriate, including adjournments to solicit additional proxies in favor of the merger.

☐     FOR             ☐     AGAINST             ☐     ABSTAIN

The undersigned hereby ratifies and confirms all that said Proxy, or his or her substitute(s), may lawfully do or cause to be done by virtue hereof, and acknowledges receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement accompanying it.

This Proxy will be voted as specified by you above, or if no choice is specified, this Proxy will be voted “FOR” the proposals set forth above.

Please sign exactly as your name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a partnership, please provide partnership name and name and capacity of the person signing on behalf of such partnership.

Dated: , 2013

SHAREHOLDERS ARE URGED TO MARK, DATE, SIGN AND RETURN THIS PROXY IN THE PRE-ADDRESSED, PREPAID ENVELOPE PROVIDED.